Exhibit 10.4
RELEASE AND SETTLEMENT AGREEMENT

This Release and Settlement Agreement (“Agreement”) is entered into effective as of June 30, 2015 by and between SCYNEXIS, Inc., a Delaware corporation (the “Company”), and Charles F. Osborne (“Employee”).

WHEREAS, Employee and the Company are parties to an Amended and Restated Employment Agreement executed January 16, 2008 by the Company and February 8, 2008 (the “Employment Agreement”) pursuant to which Employee has been employed by the Company, and the Company has delivered to Employee a letter dated May 12, 2015 outlining certain payments and benefits that will be paid or made available upon termination of employment (the “Bonus Letter”);

WHEREAS, Employee and the Company have agreed that Employee’s employment with the Company terminated on the Effective Date and Employee and the Company now desire to fully and finally settle and resolve all matters arising, directly or indirectly, out of the Employment Agreement, Employee’s employment or the conclusion thereof according to the terms of this Agreement; and

WHEREAS, the Bonus Letter describes benefits for Employee that Employee would not otherwise be entitled to under the Employment Agreement or otherwise, and it is condition of the Bonus Letter that the consideration provided in the Bonus Letter is conditioned upon Employee entering into this Agreement, and as a partial inducement to the Company to grant such consideration, Employee and the Company have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and the payment of the monies hereinafter recited, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.    Employee’s employment with the Company terminated as of the Effective Date. Employee hereby waives all rights to reemployment or reinstatement from and after the Effective Date and Employee agrees that Employee will not reapply for employment with the Company. The Company will pay Employee all wages and accrued but unpaid vacation due Employee through the Effective Date on the regularly scheduled payroll date of the Company following the Effective Date. The Company will also reimburse Employee for any reimbursable expenses incurred through the Effective Date that are submitted within 30 days of the Effective Date. Except for such amounts,

Employee agrees that Employee has been paid in full for all wages, bonuses, accrued vacation, commissions, severance, reimbursable expenses and any other amounts or benefits due to or promised to Employee by the Company, other than those described in the Bonus Letter, which are contingent upon the execution, delivery and effectiveness of this Agreement.

2.    (A)    In consideration of the execution of and compliance with all of the terms of this Agreement by Employee and specifically the release set forth in Section 2(B) below, the Company shall (i) pay Employee an amount equal to $221,927 (less all applicable deductions) (the “Lump Sum Payment”) which represents the 2015 earned bonus, an incentive bonus, earned unused vacation and the Company’s benefits obligation to the Employee, (ii) pay Employee an amount equal to $179,348 (less all applicable deductions) (the “Severance Payment”), which payment will be made as set forth below; provided that Employee first executes this Agreement and does not revoke Employee’s release of the Preserved Claims (as defined in Section 3).

(B)    In consideration of the good and valuable consideration provided to Employee as recited in Section 2(A) above, the receipt and sufficiency of which are hereby acknowledged, Employee for Employee, Employee’s executors, heirs, administrators, assigns, and anyone claiming by, through, or under them, hereby irrevocably (except as specifically set forth below) and unconditionally releases and forever discharges the Company and each of its past, present, and future officers, directors, employees, stockholders and representatives (the “Releasees”) from any and all claims, demands, lawsuits, debts, defenses, actions or causes of action, obligations, damages, sums of money, loss of services, compensation, pain and suffering, attorneys’ fees, cost and expenses of suit, and liabilities whatsoever (“Employee Claims”), which Employee had, now has or may have, whether the same be at law, in equity, or mixed, whether known or unknown, suspected or unsuspected, now existing or which may arise hereafter, arising out of or related to, any matter, cause, or event which has happened, developed, or occurred before the execution of this Agreement, including without limitation, any and all suits in tort or contract, and any Employee Claims or suits relating to the breach of an oral or written contract, misrepresentation, defamation, and interference with prospective economic advantage, interference with contract, intentional and negligent infliction of emotional distress, negligence, promissory estoppel, invasion of privacy, libel, slander, breach of the covenant of good faith and fair dealing, any claims relating to or arising out of Employee’s right to purchase any shares of stock of the Company, including without limitation any claims for misrepresentation, fraud or securities fraud under any state or federal law, and Employee Claims arising out of, based on, or connected with Employee’s employment by the Company and the termination of that employment including any causes of action or Employee Claims for unlawful employment discrimination arising under or based on Title VII of the Civil Rights Act of 1964, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Rehabilitation Act of 1973, as amended; the Americans with Disabilities Act; the Occupational Safety and Health Act of 1970, as amended; the National Labor Relations Act of 1935, as amended; the Family and Medical Leave Act of 1993, as amended; the Age Discrimination in Employment Act, as amended; the Older Workers Benefit Protection Act, as amended; Section 1981 of the Civil Rights Act of 1866; the Equal Pay Act of 1963; Section 1985 of the Civil Rights Act of 1871; and any other local, state or federal equal employment opportunity law, public policy, order, or regulation affecting or relating to the claims or rights of employees, which Employee ever had, now has, or claims to have against the Company (including all officers, directors, partners, employees, stockholders, representatives and affiliates thereof and all officers, directors, partners, employees, stockholders, representatives and affiliates of any subsidiary thereof), except as otherwise prohibited by law or such rights, benefits, and claims of Employee which expressly accrue under and pursuant to this Agreement; provided that Employee and Company further agree that (i) Employee Claims pursuant to the Age Discrimination in Employment Act, as amended, which arise after the date of the execution of this Agreement shall not be released and (ii) Employee expressly retains the right to file a charge or complaint or participate in an investigation or procedure with the Equal Employment Opportunity Commission, but waives any and all right to receipt of damages resulting from any charge or complaint brought by Employee, the Equal Employment Opportunity Commission or anyone else. Employee further agrees not to institute any complaint, or lawsuit to challenge the validity of this Agreement or the circumstances surrounding its execution. It is expressly agreed and understood that the release contained herein is a GENERAL RELEASE. Employee agrees that the amount specified in Section 2(A) above as the consideration for the release granted in this Section 2(B) is valid consideration to which Employee is not otherwise entitled.

The Company will pay the Lump Sum Payment in a single installment on the first regularly scheduled pay date processed after the eighth day after Employee delivers an executed copy of this Agreement to the Company and does not revoke it as set forth below.

The Company will pay the Severance Payment in fourteen installments of $12,810.57 in accordance with the regularly scheduled payroll of the Company, commencing on the first pay date processed after the eighth day after Employee delivers an executed copy of this Agreement to the Company and does not revoke it as set forth below.

(C)    The Company and Employee acknowledge and agree that the Company has issued to the Employee options to purchase an aggregate of 125,304 shares of the common stock of the Company, of which 74,490 will be fully vested before the Effective Date. Of the options that are not vested by their terms as of the Effective Date options for 50,814 shares will be fully vested as of the Effective Date. In addition, the exercise period for all vested options (including those that vest pursuant to this paragraph) shall extend through June 30, 2018. All other terms and conditions of such options shall be as set forth in that the Incentive Stock Option Agreement(s) pursuant to which options were granted (the “Stock Option Agreement”).

3.    The Company hereby advises Employee to consult with an attorney prior to executing this Agreement. Employee is also advised that Employee has at least forty-five (45) days to consider the meaning and effect of this Agreement. If Employee elects to sign this Agreement and return it to the Company before forty-five (45) days have elapsed from the date Employee has received this Agreement, Employee acknowledges that any such election is a knowing and voluntary waiver of the right to take forty-five (45) days to consider this Agreement and that Employee has made this decision after receiving advice from legal counsel or after rejecting the Company’s recommendation that Employee obtain the advice of counsel. Employee further understands that Employee may revoke the releases granted by Employee in Section 2(B) of this Agreement relating to the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, (the “Preserved Claims”), for a period of seven (7) days following the date Employee executes this Agreement (the “Revocation Period”). This Agreement shall become effective and enforceable with respect to the Preserved Claims once the Revocation Period has expired without exercise by Employee of Employee’s revocation rights described in this Section 3. If Employee shall exercise the revocation rights contemplated in this Section, Employee shall retain, and not release, his/her respective rights with respect to the Preserved Claims. Any revocation within the Revocation Period must be submitted in writing to the Company and shall state, “I, Charles F. Osborne, hereby revoke my acceptance of the release by me of the Preserved Claims as described in our Agreement which I signed and dated on __________ ___, 2015.” Any such revocation shall be delivered personally to the Company or sent to the Company by fax at 919-544-8668 to the attention of the Chief of Staff, and received within seven (7) days of execution of this Agreement. If Employee elects to accept this Agreement, Employee must execute and return it to the Company on or before August 14, 2015. Employee acknowledges receiving this Agreement on June 30, 2015. This Agreement may not be executed by Employee prior to the Effective Date. Employee acknowledges that the waivers and releases contained herein are made knowingly, consciously, and with full appreciation that Employee will be forever foreclosed from pursuing any of the rights so waived and released.

4.    Employee hereby represents and warrants to the Company that Employee is the sole and exclusive owner of the claims or causes of action being released by this Agreement, that Employee has not conveyed or assigned any interest in such claims or causes of action to any person or entity, and that such claims and causes of action have been fully and effectively released for all purposes. Employee further represents and warrants that Employee has no claims, lawsuits or actions pending in his/her own name or on behalf of any other person or entity against any of the Releasees and does not intend to bring any claims on behalf of Employee or any other person against any of the Releasees. Employee further represents and warrants that Employee has no cause to believe any violation of any local, state or federal law has occurred with regard to Employee’s employment or separation. Employee further represents and warrants that Employee will not participate or provide assistance to any person or entity who files a claim or intends to file a claim against the Company, unless ordered to do so by a court of competent jurisdiction or otherwise allowed by law.

5.    Employee acknowledges that Employee has read this Agreement and fully understands its meaning and intent, and has executed this Agreement knowingly and voluntarily, as a free and voluntary act, without duress, coercion, or undue influence exerted by or on behalf of any person or entity.

6.    Neither the Company nor Employee shall be regarded as a prevailing party for any purpose, including, but not limited to, determining responsibility for or entitlement to attorneys’ fees or costs under any statute or otherwise. The Company and Employee expressly waive, as to each other, any and all claims for attorneys’ fees or costs.

7.    This Agreement will not be used or construed by any person or entity as an admission of liability or finding or admission that any party’s rights were in any way violated by any other party and this Agreement may not be offered or received in evidence in any action or proceeding as an admission or concession of liability or wrongdoing on the part of any party.

8.    Each of the Company and Employee will keep the terms of this Agreement strictly confidential and shall not disclose any information concerning the terms of this Agreement or provide a copy of the same to anyone except the party’s spouse (if applicable), legal or tax advisor, unless otherwise required by a court of competent jurisdiction. The Company shall be permitted to disclose information concerning this Agreement and provide a copy to persons under an obligation of confidentiality for business purposes it deems legitimate. If required by law to produce a copy or to make such disclosure, Employee will give the Company reasonable advance notice prior to such production or disclosure.

9.    Except as required by law, Employee will not do or say anything that a reasonable person would expect at the time would have the effect of diminishing or constraining the goodwill and good reputation of the Company or the Releasees or the Company’s business, products or services. This obligation will include, but shall not be limited to refraining from making negative statements about the Releasees or the Company’s methods of doing business, the effectiveness of its business policies, or the quality of any of its services or personnel. This is a continuing obligation that shall survive this Agreement.

10.    Except as required or permitted by law, Employee will keep strictly confidential and not use for personal benefit or disclose to others any confidential or proprietary business or financial information or trade secrets of the Company, or other technical, business, or financial information, the use or disclosure of which may be contrary to the Company’s interests. This obligation shall remain in effect as to any confidential business or financial information or trade secrets of the Company for so long as such confidential business or financial information or such trade secrets shall remain confidential and protected information of the Company under applicable law. Without limiting the generality of the foregoing, Employee hereby acknowledges and agrees that Employee will continue to be bound by the terms of the Confidentiality, Inventions and Non-Competition Agreement between Employee and the Company dated on 10/7/03 (the “Proprietary Information Agreement”), which terms are in full force and effect and will survive Employee’s termination of employment with the Company.

11.    Employee will return all property of the Company to the Company wherever located on or before June 10, 2015, unless extended at the Company’s discretion, including, without limitation, all reports, files, memoranda, records, computer hardware and software, laptop computer and accessories, credit cards, telephone calling cards, card-key passes, identification badges, door, file, vehicle and other keys, computer access codes, disks and instructional manuals, calculators, cellular telephones, and other physical or personal property which have been provided for Employee’s use in connection with his/her employment with the Company. Notwithstanding anything to the contrary, the Company’s obligation to provide Employee with the consideration specified in this Agreement shall be contingent upon Employee returning all Company property on or before the above date.

12.    This Agreement shall be binding upon and inure to the benefit of each of the Company and Employee and their respective predecessors, successors, assigns, heirs, executors, and administrators. Employee shall not assign this Agreement or delegate Employee’s obligations hereunder without the prior written consent of the Company.

13.    The Company and Employee acknowledge that this Agreement is intended to be a binding contract between them and shall not be modified except by writing signed by each of the Company and Employee. Employee acknowledges that Employee has not relied on any representation or statement by any of the Releasees or by any of the Releasees’ agents, representatives or attorneys regarding the subject matter, basis or effect of this Agreement. The Company and Employee acknowledge that this Agreement, the Proprietary Information Agreement and the Stock Option Agreement contain and comprise the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersede any and all prior oral and written agreements and understandings, and that there are no agreements or understandings other than those contained herein and in the Proprietary Information Agreement and the Stock Option Agreement.

14.    Each of the parties acknowledges and recognizes that a violation of this Agreement and its covenants will cause irreparable damage to the other party and that the other party will have no adequate remedy at law for such violation. Accordingly, each of the parties agrees that the other party will be entitled, as a matter of right, to an injunction from any court of competent jurisdiction restraining any further violation of the Agreement or covenant. This right to injunctive relief will be cumulative and in addition to whatever remedies the parties may otherwise have at law.

15.    The parties agree that the Company’s past, present, and future officers, directors, agents, stockholders, debt holders, employees, and representatives are each beneficiaries of this Agreement, and may rely on it directly for enforcement of the release set forth in Section 2(B) and the other benefits contained herein.

16.    If one or more of the provisions, or portions thereof, of this Agreement are determined to be illegal or unenforceable, the remainder of this Agreement will not be affected by that determination and each remaining provision, or portion thereof, will continue to be valid and effective and will be enforceable to the fullest extent permitted by law.

17.    This Agreement is made and entered into in the State of North Carolina and shall be governed by and construed in accordance with the laws of the State of North Carolina, except with regard to the conflict of laws rules of such State.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this RELEASE AND SETTLEMENT AGREEMENT as of the date below to be effective as of the Effective Date.

EMPLOYEE:

Signature: /s/ Charles F. Osborne, Jr.

Date: July 8, 2015

SCYNEXIS, INC.

By: /s/ Anna Brawner

Its: HR Specialist

Date: July 9, 2015